UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 22, 2009, GlobalOptions Group, Inc. (the "Company") was notified that pursuant to an Amendment, the State of Louisiana, Governor's Office of Homeland Security and Emergency Preparedness ("GOHSEP") exercised its option in the Company’s Consulting Services Contract with GOHSEP (the “Louisiana Contract”), extending the term of the Louisiana Contract, which provides for up to $34 million in potential revenue per contract year, through August 23, 2010.

The Louisiana Contract established the Company as the lead provider of relief and recovery efforts related to all State of Louisiana (the "State") disasters. Under the Louisiana Contract, the State chose to expand the Company's role to be the State's lead disaster advisor and recovery manager. The Company also continues to provide recovery relief to the State in the aftermath of Hurricanes Katrina and Rita, as well as Hurricanes Gustav and Ike, and provides these same services for other new and/or pre-existing disasters.  The Company also provides programmatic and policy advice on FEMA and assists with the development and dissemination of the State's disaster-related policies and procedures. As described above, the term of the Louisiana Contract is through August 23, 2010 and is terminable by GOHSEP upon 30 days' written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2009	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Harvey W. Schiller
		Name:	Harvey W. Schiller
		Title:	Chairman and Chief Executive Officer